Exhibit 10.26

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

FIRST AMENDMENT TO THE

LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

THIS FIRST AMENDMENT (this “Amendment”) to the License, Development and Commercialization Agreement (as hereinafter defined), is effective as of the 13th day of October 2012 (the “Amendment Effective Date”), by and between Bayer Pharma AG (formerly known as Bayer Schering Pharma AG), a German corporation, with a place of business at Muellerstrasse 178, Berlin 13342, Germany (“Bayer”), and Syndax Pharmaceuticals, Inc., a Delaware corporation, with a place of business at 460 Totten Pond Road, Suite 650, Waltham, Massachusetts 02451, USA (“Licensee”).

WHEREAS, Bayer and Licensee entered into that certain License, Development and Commercialization Agreement dated as of March 26, 2007 (the “License Agreement”); and

WHEREAS, Bayer and Licensee desire to amend the License Agreement to expand the definition of Field and update the Sales-Related Milestone Payments.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, Bayer and Licensee mutually agree as follows:

1. Definitions. Capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have the meanings set forth in the License Agreement.

2. Effective Date. This Amendment shall become effective as of the Amendment Effective Date.

3. Consideration. In consideration of the grant by Bayer to Licensee of the additional rights to the Compound, Licensee shall pay to Bayer two hundred thousand United States dollars (US$200,000) within five (5) Business Days of the earlier of (i) the closing of Licensee’s Series B preferred stock financing or (ii) *** from the Amendment Effective Date. This payments will be unconditional and, as such, shall not be subject to any offset, credit, reduction or repayment for any reason whatsoever, whether provided for this Agreement or not.

4. Expansion of Field of Use. Section 1.41 of the License Agreement is hereby deleted in its entirety and replaced with the following:

“1.41 “Field” means any use of the Product in the treatment of disease in humans.”

5. Revised Sales-Related Milestones. Section 6.3.3.1 is hereby deleted in its entirety and replaced with the following:

Milestone	Payment

Aggregate annual Net Sales of the Product in the Territory of $***	$	***

Aggregate annual Net Sales of the Product in the Territory of $***	$	***

6. Effect of Amendment. Except as expressly amended in this Amendment, all terms and conditions of the License Agreement shall remain in full force and effect.

7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as indicated by the signatures below.

BAYER PHARMA AG		SYNDAX PHARMACEUTICALS, INC.

By:	/s/ Andreas Fibig	By:	/s/ Arlene M. Morris

Name:	Andreas Fibig	Name:	Arlene M. Morris

Title:	Chairman of the Board of Management	Title:	Chief Executive Officer

By:	/s/ Flemming Ornskov

Name:	Flemming Ornskov

Title:	Head, Strategic Marketing Specialty Medicine

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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